UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant   ☒                     Filed by a party other than the Registrant   ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Under §240.14a-12

GLADSTONE INVESTMENT CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, If Other Than The Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

GLADSTONE INVESTMENT

On Friday, July 7, 2017, Gladstone Investment Corporation (the “Company”) mailed a letter to certain of its stockholders of record as of June 5, 2017 (“Record Date Stockholders”) in connection with its 2017 Annual Meeting, urging Record Date Stockholders to cast their votes on the proposals described in the Company’s Definitive Proxy Statement on Schedule 14A, which was filed with the Securities and Exchange Commission on June 16, 2017.

The text of the letter is attached below.

July 7, 2017

Dear Fellow Stockholder:

We are writing to remind you that the 2017 Annual Meeting of Stockholders of Gladstone Investment Corporation (the “Company”) is scheduled for Thursday, August 3, 2017 at 11:00 a.m. Eastern Daylight Time (“Eastern Time”). The 2017 Annual Meeting of Stockholders will be a completely “virtual meeting.” You will be able to attend the meeting as well as vote and submit your questions during the live webcast of the meeting by visiting www.virtualshareholdermeeting.com/GAIN and entering the company number and control number included on your proxy card or in the instructions that accompanied your proxy materials.

Our records indicate that as of June 5, 2017, the “Record Date” for the annual meeting, you held shares of Gladstone Investment Corporation and, therefore, you are entitled to vote on the matters as described in the Company’s Definitive Proxy Statement (the “Proxy Statement”) and set forth on the proxy card attached thereto, which were mailed to you and filed with the Securities and Exchange Commission (“SEC”) on June 16, 2017. Our records indicate that we have not yet received your vote.

REMEMBER: Your vote is important, no matter how large or small your holdings may be. Please take a moment to vote your shares.

Voting promptly will help reduce solicitation costs and will eliminate your receiving follow-up phone calls or mailings. Your vote can be cast quickly and easily by signing, dating and mailing in the proxy card accompanying your Proxy Statement; by calling 1-(800)-690-6903 to vote over the telephone, toll free; or by voting over the Internet at www.proxyvote.com. Please note that voting over the phone or Internet will require that you have your proxy control number available. That number is printed on the proxy card or voting instruction form accompanying your Proxy Statement. For your convenience, a duplicate copy of the proxy card or voting instruction form containing your proxy control has been included with this mailing. Stockholders with questions on how to vote are strongly encouraged to contact the Company’s proxy solicitor, Georgeson LLC (“Georgeson”), at 1-(800)-790-6795, or the Company at 1-(866)-366-5745.

Stockholders also may vote virtually during the live broadcast of the annual meeting on August 3, 2017 at 11:00 am Eastern Time. Please follow the instructions for attending and voting at the annual meeting posted at www.virtualshareholdermeeting.com/GAIN. You will need the company number and control number delineated on the enclosed proxy card.

In particular, the Company’s Board of Directors encourages you to vote your shares in favor of all of the proposals described in the Proxy Statement and set forth on the proxy card. An informational call was held on June 27, 2017 regarding these proposals. If you were unable to listen to the call, you can access the replay by calling 1-(855)-859-2056 and using conference code 22572361. The webcast replay of the conference call will be available online through Thursday, August 3, 2017 at www.gladstoneinvestment.com. The script for the call was filed on June 27, 2017 with the SEC, and is available at the Company’s website, www.gladstoneinvestment.com, or the SEC’s website at www.sec.gov.

If we have not received your proxy as the date of the annual meeting approaches, you may receive a call asking you to exercise your right to vote. Georgeson has been retained by the Company to make follow-up phone calls to help secure the remaining votes needed for the annual meeting.

Thank you in advance for your participation and your consideration in this extremely important matter.

Sincerely,

David Gladstone

Chairman and Chief Executive Officer

Important Information

On June 16, 2017, Gladstone Investment Corporation filed a Definitive Proxy Statement on Schedule 14A (the “Proxy Statement”) with the Securities and Exchange Commission (“SEC”) in connection with Gladstone Investment Corporation’s 2017 Annual Meeting of Stockholders. Stockholders are strongly advised to read the Proxy Statement carefully before making any voting or investment decision because the Proxy Statement contains important information. Gladstone Investment Corporation’s Proxy Statement and any other materials filed by Gladstone Investment Corporation with the SEC can be obtained free of charge at the SEC’s website at www.sec.gov or from Gladstone Investment Corporation at www.gladstoneinvestment.com.